PEOPLES BANK
OF NORTH ALABAMA

FTN MIDWEST
SECURITIES CORP
INVESTMENT BANKING

Altrust Financial Services, Inc. Exhibit 99.(c) (4)

2 Transaction Analysis Transaction Summary Comparable Company Analysis M&A Transaction Comparison Discounted Cash Flow Analysis Going Private Transactions Appendix

Executive Summary - Introduction
In August, 2007, Altrust Financial Services, Inc. (Altrust) management requested that FTN
Midwest Securities Corp. (FTN) render a fairness opinion for its stock repurchase, to be delivered to the Board of Directors of Altrust at its meeting on September 25, 2007
Transaction Overview
Altrust will issue $18 million in Trust Preferred Securities through FTN Financial, an affiliate of FTN Midwest, and use $12 million of the proceeds to repurchase shares at
$17.25 per share
The repurchase will decrease the shares outstanding by approximately 700,000 shares and will enable Altrust to convert from a Public to a Private Company and subsequently convert to an S-Corporation
Market Value ($M) 85.00           96.07
Premium to Current Market -               % 11.29%
Price/ LTM Earnings 13.84           x 15.40           x
Price/ Book 175.22% 195.07%
Price/ Tang Book 197.01% 219.33%
Price/ Assets 19.46% 21.97%
Price/ Deposits 25.96% 29.35%
At $17.25
Repurchase
Price
Current Price
$15.50

Summary Performance & Capital Ratios
* Performance ratios and per share information has been tax affected
2008 2009 2010 2011 2008 2009 2010 2011
Performance Ratios
ROAA* 1.56 1.62 1.60 1.59 1.37 1.44 1.42 1.43
ROAE* 13.43 13.40 12.57 12.16 15.36 15.07 13.85 13.25
ROATE* 14.85 14.63 13.56 13.02 17.51 16.84 15.22 14.40
NIM 3.93 4.07 4.20 4.28 3.62 3.78 3.92 4.03
Efficiency Ratio 58.99 58.35 59.11 59.47 58.53 57.92 58.70 59.06
Capital Ratios
Equity/ Assets 11.80 12.37 13.04 13.15 9.18 9.89 10.66 10.88
Tang Equity/ Tang Assets 10.84 11.50 12.23 12.40 8.20 9.00 9.85 10.12
Tier 1 Ratio 16.45 17.38 18.43 18.67 17.32 18.32 19.90 20.10
Leverage Ratio 11.71 12.28 12.96 13.08 12.32 12.93 13.98 14.06
Per Share Information
Pretax Diluted EPS 1.96 $   2.13 $   2.16 $   2.21 $   2.03 $   2.22 $   2.26 $   2.31 $
Diluted EPS* 1.30 $   1.41 $   1.43 $   1.47 $   1.32 $   1.44 $   1.47 $   1.50 $
Book Value Per Share 12.13 $ 13.17 $ 14.23 $ 14.63 $ 9.27 $   10.34 $ 11.43 $ 11.88 $
Tangible Book Value Per Share 11.02 $ 12.12 $ 13.23 $ 13.69 $ 8.20 $   9.32 $   10.46 $ 10.96 $
Proforma with LBO Proforma without LBO

th
Transaction Summary – Key Assumptions and Other Terms
Closing in the 4   Quarter
Trust Preferred cost of LIBOR + 210bp
Altrust actual financial results will be consistent with management projections
Assumes Altrust will be able to acquire a sufficient number of shares (approximately 700,000)
to achieve the shareholder limitations of an S-Corporation
Modeled dividend payout of 38% of earnings to cover shareholder tax liability as well as $0.32 per share in 2008 – 2010 and $1.00 per share payout in 2011
Assumes $300,000 annual cost savings associated with converting from a Public to a Private
Company
Critical assumptions impacting FTN Midwest Securities’ opinion that the transaction is fair to Altrust shareholders, from a financial point of view, include:

Analysis Description
Comparable Companies
Utilizing publicly traded institutions from the region and high-performing banks in the United
States, derive an ongoing standalone valuation for Altrust using available public trading multiples
M&A Transaction Comparison
Analyzing merger transactions of similar-sized institutions that have occurred recently, apply these transaction multiples to Altrust’s recent financial performance to derive a valuation
Apply a discount to the transaction multiples in order to exclude the take-out premium paid to sellers in the transactions
Discounted Cash-Flow Analysis
Forecasted net income is discounted to its present value and a terminal earnings value is computed in year 4 that is also discounted to its present value; the sum of which derives a per share valuation
Forecasted net income is discounted to its present value and a terminal book value is computed in year 4 that is also discounted to its present value; the sum of which derives a per share valuation
Going Private Transactions
Reviewed premiums paid by institutions to decrease the number of shareholders and take the company private

Comparable Company Analysis
Reviewed following multiples:
Price/ LTM EPS
Price/ Book Value
Price/ Tangible Book Value
High, low and median multiples were applied to Altrust’s LTM financials as of June 30, 2007 to derive imputed valuation ranges
Analyzed three separate groups of comparable companies:
Reviewed 31 comparable companies in the Southeast region of the United States - Commercial banks with assets between $350 and $500 million
Results implied a range of median value per share of Altrust’s common stock of $10.11-$16.42
Reviewed 12 comparable companies in the Southeast region of the United States – Commercial banks with assets between $350 and $500 million and a ROA of greater than or equal to 1.0%
Results implied a range of median value per share of Altrust’s common stock of $10.60-$16.34
Reviewed 13 comparable companies in the United States – Commercial banks with assets between
$350 and $500 million and a ROA of greater than or equal to 1.25%
Results implied a range of median value per share of Altrust’s common stock of $13.24-$16.13
Price/ Assets
Price/ Deposits

Altrust Comparable Company Analysis
Altrust Financial Peer Group – Banks that have been publicly traded for three or more years, located in the Southeast region of the United States, and have assets of $350 - $500 million on June 30, 2007
Bank of the Carolinas Corporation Georgia-Carolina Bancshares, Inc.
Britton & Koontz Capital Corporation Greer Bancshares Incorporated
Cape Fear Bank Corporation Habersham Bancorp
Carolina Bank Holdings, Inc. HCSB Financial Corporation
CCF Holding Company Highlands Bankshares, Inc.
Central Virginia Bankshares, Inc. MidCarolina Financial Corporation
Coastal Banking Company, Inc. Monarch Financial Holdings, Inc.
Community First Bancorporation Provident Community Bancshares, Inc.
Cornerstone Bancshares, Inc. Southcoast Financial Corporation
F & M Bank Corp. Southeastern Banking Corporation
Fauquier Bankshares, Inc. Southern Community Bancshares, Inc.
First Bancshares, Inc. Tidelands Bancshares, Inc.
First Century Bankshares, Inc. United Bancorporation of Alabama, Inc.
First South Bancorp, Inc. Uwharrie Capital Corp
First Trust Bank Waccamaw Bankshares, Inc.
Georgia Bancshares, Inc.

Altrust Financial Comparable Company Analysis
Peer Group Market and Financial Performance
Financial data as of June 30, 2007; Pricing data as of October 4, 2007; Altrust market multiples are at $17.25 repurchase price
Total Assets ($000) 437,332 426,648 351,997 496,403
Market Value ($M) 85.03 50.08 33.99 100.17
Equity/ Assets 11.11% 8.28% 6.13% 14.14%
Tang Equity/ Tang Assets 10.00% 8.05% 5.82% 14.14%
LTM ROAA 1.43% 0.91% 0.25% 1.66%
LTM ROAE 12.86% 10.76% 2.51% 17.68%
Net Interest Margin 3.75% 3.83% 2.82% 5.65%
Efficiency Ratio 62.55% 65.49% 50.72% 81.76%
Non-Performing Assets/ Assets 0.88% 0.39% - % 3.21%
Price/ LTM Earnings 15.40 x 14.62 x 10.25 x 54.63 x
Price/ Book Value 195.1% 144.75% 85.80% 263.86%
Price/ Tangible Book Value 219.3% 147.48% 92.48% 263.86%
Altrust Comparable Group
Financial Median Low High

Comparable Company Analysis - Southeast
Based on 5.486 million shares outstanding as of June 30, 2007; Pricing data as of October 4, 2007
Market Multiples
Price/ LTM EPS 15.40 14.62 x 10.25 x 54.63 x
Price/ Book Value 195.07 144.75% 85.80% 263.86%
Price/ Tang. Book Value 219.33 147.48% 92.48% 263.86%
Price/ Assets 21.97 12.68% 7.77% 20.55%
Price/ Deposits 29.35 17.37% 11.60% 38.57%
Implied Values
Price/ LTM EPS
Price/ Book Value
Price/ Tang. Book Value
Price/ Assets
Price/ Deposits $327,275 10.36 $             6.92 $             23.01 $
10.11 $             6.19 $             16.38 $          $437,332
$44,125 11.86 $             7.44 $             21.22 $
$49,491 13.06 $             7.74 $             23.80 $
$6,161 16.42 $             11.51 $           61.35 $
2Q 2007 Value Value Value
Altrust Implied Median Implied Min Implied Max
Multiples Multiple Multiple Multiple
Trading Median Minimum Maximum

Altrust Comparable Company Analysis
Altrust Financial Peer Group – Banks that have been publicly traded for three or more years, located in the Southeast region of the United States, have an ROA greater than or equal to 1% and have assets of
$350 - $500 million on June 30, 2007
CCF Holding Company First Trust Bank
Cornerstone Bancshares, Inc. Georgia Bancshares, Inc.
F & M Bank Corp. Highlands Bankshares, Inc.
Fauquier Bankshares, Inc. MidCarolina Financial Corporation
First Century Bankshares, Inc. Southeastern Banking Corporation
First South Bancorp, Inc. Waccamaw Bankshares, Inc.

Altrust Financial Comparable Company Analysis
Peer Group Market and Financial Performance
Financial data as of June 30, 200; Pricing data as of  October 4, 2007; Altrust market multiples are at $17.25 repurchase price
Includes banks with $350-500 million in assets in the southeast with greater than or equal 1% ROA
Total Assets ($000) 437,332 419,405 367,507 486,028
Market Value ($M) 85.03 66.35 45.69 85.00
Equity/ Assets 11.11% 8.95% 6.49% 13.10%
Tang Equity/ Tang Assets 10.00% 8.49% 6.49% 13.00%
LTM ROAA 1.43% 1.11% 1.00% 1.66%
LTM ROAE 12.86% 12.82% 10.13% 17.68%
Net Interest Margin 3.75% 4.13% 3.16% 5.65%
Efficiency Ratio 62.55% 59.47% 50.72% 66.85%
Non-Performing Assets/ Assets 0.88% 0.21% - % 1.88%
Price/ LTM Earnings 15.40 x 14.18 x 11.03 x 18.04 x
Price/ Book Value 195.1% 181.15% 129.83% 263.86%
Price/ Tangible Book Value 219.3% 181.15% 140.56% 263.86%
Altrust Comparable Group
Financial Median Low High

Comparable Company Analysis - Southeast
Pricing data as of October 4, 2007; Based on 5.486 million shares outstanding as of June 30, 2007; Includes banks with
$350-500 million in assets in the southeast with greater than or equal 1% ROA
Market Multiples
Price/ LTM EPS 15.40 14.18 x 11.03 x 18.04 x
Price/ Book Value 195.07 181.15% 129.83% 263.86%
Price/ Tang. Book Value 219.33 181.15% 140.56% 263.86%
Price/ Assets 21.97 14.62% 11.97% 20.41%
Price/ Deposits 29.35 17.77% 11.60% 38.57%
Implied Values
Price/ LTM EPS
Price/ Book Value
Price/ Tang. Book Value
Price/ Assets
Price/ Deposits $327,275 10.60 $             6.92 $             23.01 $
11.65 $             9.54 $             16.27 $          $437,332
$44,125 14.57 $             11.31 $           21.22 $
$49,491 16.34 $             11.71 $           23.80 $
$6,161 15.92 $             12.39 $           20.26 $
2Q 2007 Value Value Value
Altrust Implied Median Implied Min Implied Max
Multiples Multiple  Multiple  Multiple
Trading Median Minimum Maximum

Altrust Comparable Company Analysis
Altrust Financial Peer Group – Banks that have been publicly traded for three or more years, located in the United States, have an ROA greater than or equal to 1.25% and have assets of $350 - $500 million on June 30, 2007
Bank of Southside Virginia Corporation Honat Bancorp, Inc.
Boyle Bancorp, Inc. Jeffersonville Bancorp
Calvin B. Taylor Bankshares, Inc. Norwood Financial Corp.
Citizens Bancorp Orange County Trust Company
Community Bank & Trust Company Southeastern Banking Corporation
Community Bank of South Florida, Inc. Union Bankshares, Inc.
Highlands Bankshares, Inc.

Altrust Financial Comparable Company Analysis
Peer Group Market and Financial Performance
Financial data as of June 30, 200; Pricing data as of  October 4, 2007; Altrust market multiples are at $17.25 repurchase price
Includes banks with $350-500 million in assets with greater than or equal 1.25% ROA
Total Assets ($000) 437,332 409,157 354,579 484,704
Market Value ($M) 85.03 88.75 50.08 145.12
Equity/ Assets 11.11% 11.10% 9.44% 19.91%
Tang Equity/ Tang Assets 10.00% 11.10% 9.44% 19.35%
LTM ROAA 1.43% 1.57% 1.26% 2.31%
LTM ROAE 12.86% 12.43% 10.46% 16.02%
Net Interest Margin 3.75% 4.81% 3.88% 5.46%
Efficiency Ratio 62.55% 54.39% 38.07% 64.74%
Non-Performing Assets/ Assets 0.88% 0.21% - % 1.56%
Price/ LTM Earnings 15.40 x 14.22 x 10.94 x 21.46 x
Price/ Book Value 195.1% 164.60% 129.83% 321.49%
Price/ Tangible Book Value 219.3% 164.60% 133.60% 321.49%
Altrust Comparable Group
Financial Median Low High

Comparable Company Analysis
Pricing data as of October 4, 2007; Based on 5.486 million shares outstanding as of June 30, 2007; Includes banks with
$350-500 million in assets with greater than or equal 1.25% ROA
Market Multiples
Price/ LTM EPS 15.40 14.22 x 10.94 x 21.46 x
Price/ Book Value 195.07 164.60% 129.83% 321.49%
Price/ Tang. Book Value 219.33 164.60% 133.60% 321.49%
Price/ Assets 21.97 20.23% 13.28% 33.16%
Price/ Deposits 29.35 26.60% 15.59% 40.02%
Implied Values
Price/ LTM EPS
Price/ Book Value
Price/ Tang. Book Value
Price/ Assets
Price/ Deposits $327,275 15.87 $             9.30 $             23.87 $
16.13 $             10.59 $           26.43 $          $437,332
$44,125 13.24 $             10.75 $           25.86 $
$49,491 14.85 $             11.71 $           29.00 $
$6,161 15.97 $             12.29 $           24.10 $
2Q 2007 Value  Value  Value
Altrust Implied Median Implied Min Implied Max
Multiples Multiple  Multiple  Multiple
Trading Median Minimum Maximum

M&A Transaction Comparison - Southeast
Reviewed 12 merger transactions announced from January 1, 2005 through October 4, 2007
Commercial banks acquired in the Southeast region, with assets between $300 million and $600 million – where transaction terms were disclosed
Reviewed following multiples:
Price/ LTM EPS
Price/ Book Value
Price/ Tangible Book Value
Franchise Premium/ Core Deposits
Price/ Assets
Price/ Deposits
High, low, and median multiples and discount to control premiums were applied to Altrust’s LTM financials as of June 30, 2007 to derive imputed valuation ranges
Results implied a range of median values per share of Altrust’s common stock of $17.18 - $25.47
Results including a 20% discount to the control premium obtained in the transactions implied a median range of value per share of $13.74 - $20.38

M&A Transaction Comparison - Southeast
Based on 5.486 million shares outstanding as of June 30, 2007
Transaction Multiples
Transaction Price/ LTM EPS 22.68 x 13.59 x 56.09 x
Transaction Price/ Book Value 255.98% 166.67% 377.04%
Transaction Price/ Tang. Book Value 277.49% 166.67% 377.04%
Franchise Prem/ Core Deposits 23.95% 14.63% 34.28%
Transaction Price/ Assets 24.49% 17.84% 47.48%
Transaction Price/ Deposits 28.79% 12.28% 38.64%
Implied Values
Transaction Price/ LTM EPS
Transaction Price/ Book Value
Transaction Price/ Tang. Book Value
Franchise Prem/ Core Deposits
Transaction Price/ Assets
Transaction Price/ Deposits
Control Premium Discount
Transaction Price/ LTM EPS
Transaction Price/ Book Value
Transaction Price/ Tang. Book Value
Franchise Prem/ Core Deposits
Transaction Price/ Assets
Transaction Price/ Deposits
Median Minimum Maximum
Multiple Multiple Multiple
Implied Median Implied Min Implied Max
Value Value Value
$6,161 25.47 $           15.26 $            62.99 $
$49,491 23.09 $           15.04 $            34.01 $
$44,125 22.32 $           13.41 $            30.33 $
$267,744 20.71 $           16.16 $            25.75 $
$437,332 19.52 $           14.22 $            37.85 $
$327,275 17.18 $           7.33 $              23.05 $
Implied Max
Value Value Value
Implied Median Implied Min
$6,161 20.38 $           12.21 $            50.39 $
$49,491 18.47 $           12.03 $            27.21 $
$44,125 17.86 $           10.72 $            24.26 $
$267,744 16.57 $           12.93 $            20.60 $
$437,332 15.62 $           11.38 $            30.28 $
$327,275 13.74 $           5.86 $              18.44 $

Discounted Cash Flow Analysis
Projected after-tax cash-flows for 2008 – 2011
Altrust was valued two different ways:
As an independent company without repurchase
As an independent company with the proposed repurchase
Terminal value was estimated by applying book value multiples ranging from 125% – 225%
to 2011 projected book value – based on range of book value multiples found in analyzing comparable transactions
Terminal value was also estimated by applying a terminal earnings multiple ranging from
10.0x – 16.0x to 2011 projected earnings – based on range of multiples found in analyzing comparable transactions
Cash-flow streams and terminal values were discounted at rates from 12.0% to 18.0%
Results in imputed share values of $11.97 - $23.30 as a standalone company without repurchase
Resulted in imputed share values of $12.13 – $22.58 with the repurchase

Discounted Cash Flow Analysis – Standalone without Repurchase
Based on 5.486 million for the quarter ended June 30, 2007
Discount
Rate 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x
12% 14.37 15.37 16.36 17.36 18.36 19.35 20.35
13% 13.93 14.89 15.85 16.81 17.78 18.74 19.70
14% 13.50 14.43 15.36 16.29 17.22 18.15 19.08
15% 13.10 14.00 14.89 15.79 16.69 17.58 18.48
16% 12.71 13.57 14.44 15.31 16.17 17.04 17.91
17% 12.33 13.17 14.01 14.85 15.68 16.52 17.36
18% 11.97 12.78 13.59 14.40 15.21 16.02 16.83
Terminal Earnings Multiple (1)
Discount
Rate 125.0% 150.0% 175.0% 200.0% 225.0%
12% 14.90 17.00 19.10 21.20 23.30
13% 14.44 16.47 18.49 20.52 22.54
14% 14.00 15.95 17.91 19.87 21.82
15% 13.58 15.46 17.35 19.24 21.13
16% 13.17 14.99 16.82 18.64 20.47
17% 12.78 14.54 16.31 18.07 19.83
18% 12.41 14.11 15.81 17.52 19.22
Terminal Book Multiple (1)

Discounted Cash Flow Analysis – with Repurchase
Based on 4.616 million shares outstanding; 5.486 million for the quarter ended June 30, 2007 and 700,000 shares repurchased
Discount
Rate 125.0% 150.0% 175.0% 200.0% 225.0%
12% 14.56 16.56 18.57 20.58 22.58
13% 14.11 16.05 17.98 19.92 21.86
14% 13.68 15.55 17.42 19.29 21.16
15% 13.27 15.08 16.88 18.69 20.49
16% 12.88 14.62 16.36 18.11 19.85
17% 12.50 14.18 15.87 17.55 19.24
18% 12.13 13.76 15.39 17.02 18.65
Terminal Book Multiple (1)
Discount
Rate 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x
12% 14.85 15.89 16.92 17.95 18.99 20.02 21.05
13% 14.40 15.39 16.39 17.39 18.38 19.38 20.38
14% 13.96 14.92 15.88 16.85 17.81 18.77 19.73
15% 13.54 14.47 15.40 16.33 17.25 18.18 19.11
16% 13.13 14.03 14.93 15.83 16.72 17.62 18.52
17% 12.75 13.61 14.48 15.35 16.22 17.08 17.95
18% 12.37 13.21 14.05 14.89 15.73 16.57 17.40
Terminal Earnings Multiple (1)

Recent Going Private Transactions
Reviewed 9 transactions announced since September 28, 2006
Analyzed premiums paid to selling shareholders
Analysis included 5 reverse splits, 3 stock reclassifications and 1 merger
Median premium paid of 10.5% which would equate to $17.13 repurchase price
Company Ticker Form Date Price
Price at
Announce
Premium
to
Announce
Share
Limits
Avg
Volume
(3M)
Citizens Bancorp* CZBC Stock Reclassification 9/12/2007 23.50 $    19.00 $      23.7% < 2500 65
Northway Financial, Inc. NWYF Reverse Split 4/16/2007 37.50 $    30.11 $      24.5% < 400 683
Citizens Financial Corporation CNFL Reverse Split 7/2/2007 7.25 $     6.54 $        10.9% < 250 6
PSB Group, Inc. PSBG Reverse Split 5/24/2007 21.00 $    19.00 $      10.5% < 1380 956
Ohio State Bancshares, Inc. OSBI Reverse Split 1/12/2007 95.00 $    92.25 $      3.0% < 150 19
Monarch Community Bancorp, Inc. MCBF Merger 2/16/2007 13.50 $    10.70 $      26.2% < 1000 3,842
Georgia Trust Stock Reclassification 12/29/2006 NA NA 0.0% < 1000 NA
Home City Financial Corp HCFL Reverse Split 12/1/2006 17.10 $    15.63 $      9.4% < 210 1,292
Allied Bancshares, Inc. Stock Reclassification 9/28/2006 NA NA 0.0% < 1000 NA
Median Premium 10.5%
*CZBC premium only available to shareholders with fewer than 250 shares, others with between 250 – 2500 shares were reclassified into preferred stock with no premium

Going Private Premium
13 days of trading occurred since January 1, 2007
Price range during this time is $10.50 - $15.50
$17.25 repurchase price was compared to this trading range
Date
ATFS
Close Volume
Premium
to $17.25
8/1/2007 $   15.50 300 11.3%
7/2/2007 $   14.50 600 19.0%
5/25/2007 $   11.85 400 45.6%
5/23/2007 $   11.70 200 47.4%
5/22/2007 $   11.60 200 48.7%
5/9/2007 $   11.30 500 52.7%
5/1/2007 $   11.15 200 54.7%
4/30/2007 $   11.25 500 53.3%
4/23/2007 $   10.50 1,200 64.3%
4/11/2007 $   12.00 100 43.8%
4/9/2007 $   11.00 147 56.8%
2/21/2007 $   11.00 5,290 56.8%
1/12/2007 $   11.00 948
56.8%
Minimum 10.50 $  64.3%
Maximum 15.50 $  11.3%
Median 11.30 $  52.7%
Vol Weighted 11.36 $  51.8%

Given the projected values using the various methods, it is FTN’s opinion that the repurchase price of
$17.25 per share is fair, from a financial perspective, for Altrust shareholders
Summary
Leverage and Tier 1 Ratios are adequate to meet regulatory requirements after the repurchase
Using three samples, the comparable companies analysis provides a range of median values of
$10.11 - $16.42
Comparable transaction analysis excluding control premiums paid in the transactions, provides a range of median values of $13.74 - $20.38 which is comparable to the $17.25 offer price
Including control premiums, comparable transaction analysis provides a range of median values of $17.18 - $25.47
Discounted Cash Flow
Discounted cash flow analysis as a standalone company without the repurchase provides a range of values of $11.97 - $23.30
Discounted cash flow analysis with the repurchase provides a range of values of $12.13 -
$22.58
Going private transactions provided a median premium of 10.5% which equates to $17.13 based on
Altrust’s current price of $15.50

Appendix

Altrust Comparable Company Analysis – Performance Ratios
Data as of June 30, 2007; includes publicly traded banks with between $350-$500 million in assets in the Southeast
Company Name Ticker City State
Total
Assets
($000) ROAA ROAE NIM
Efficiency
Ratio
NPAs/
Assets
NCOs/
Avg
Loans
Tangible
Equity/
Tangible
Assets
Tier 1
Ratio
Bank of the Carolinas Corporation BCAR Mocksville NC 456,853 0.71 8.52 3.41 73.21 0.54 0.41 8.35 9.81
Britton & Koontz Capital Corporation BKBK Natchez MS 371,521 0.76 8.46 3.79 67.87 0.73 0.25 8.83 13.77
Cape Fear Bank Corporation CAPE Wilmington NC 441,342 0.48 7.71 3.16 75.42 0.30 (0.04) 6.21 10.40
Carolina Bank Holdings, Inc. CLBH Greensboro NC 441,975 0.74 11.87 3.34 60.11 0.48 0.04 6.13 NA
CCF Holding Company CCFH Jonesboro GA 437,980 1.20 17.68 4.76 61.44 1.88 0.08 7.09 10.31
Central Virginia Bankshares, Inc. CVBK Powhatan VA 462,372 0.96 11.15 3.71 69.64 0.31 0.02 7.91 13.30
Coastal Banking Company, Inc. CBCO Beaufort SC 426,648 0.80 7.90 3.35 63.92 0.04 (0.01) 8.00 12.89
Community First Bancorporation CFOK Seneca SC 370,168 0.91 9.90 2.82 57.52 NA 0.06 9.33 15.10
Cornerstone Bancshares, Inc. CSBQ Chattanooga TN 424,758 1.66 16.08 5.65 53.43 0.10 0.17 8.96 NA
F & M Bank Corp. FMBM Timberville VA 381,855 1.22 11.89 3.89 59.86 0.46 0.04 9.26 13.00
Fauquier Bankshares, Inc. FBSS Warrenton VA 486,028 1.08 13.66 4.11 66.85 0.21 0.08 8.28 11.71
First Bancshares, Inc. FBMS Hattiesburg MS 473,598 0.84 12.16 4.27 69.18 0.76 NA NA 9.87
First Century Bankshares, Inc. FCBS Bluefield WV 429,365 1.10 11.89 4.13 65.49 NA 0.06 8.09 11.35
First South Bancorp, Inc. FSBS Spartanburg SC 367,507 1.03 10.13 4.12 53.74 NA 0.40 10.21 13.53
First Trust Bank NCFT Charlotte NC 390,076 1.11 12.65 3.67 50.72 0.00 0.01 8.69 NA
Georgia Bancshares, Inc. GABA Peachtree City GA 374,952 1.11 13.07 4.33 61.05 NA 0.05 7.77 NA
Georgia-Carolina Bancshares, Inc. GECR Augusta GA 433,502 0.80 10.26 3.36 75.51 0.78 NA 7.78 NA
Greer Bancshares Incorporated GRBS Greer SC 351,997 0.73 11.38 3.58 62.70 NA 0.61 6.40 NA
Habersham Bancorp HABC Cornelia GA 496,403 0.94 8.57 4.48 72.59 1.62 0.22 10.56 13.51
HCSB Financial Corporation HCFB Loris SC 397,173 0.61 8.00 3.77 72.38 NA 0.22 7.27 11.45
Highlands Bankshares, Inc. HBSI Petersburg WV 377,086 1.27 12.21 4.89 56.74 0.12 0.10 9.52 12.99
MidCarolina Financial Corporation MCFI Burlington NC 450,733 1.01 15.34 3.16 59.99 0.58 0.03 6.49 10.22
Monarch Financial Holdings, Inc. MNRK Chesapeake VA 427,516 0.99 10.76 4.44 67.52 0.00 0.00 8.48 11.26
Provident Community Bancshares, Inc. PCBS Rock Hill SC 389,673 0.71 10.51 2.93 65.26 0.62 0.02 5.82 11.75
Southcoast Financial Corporation SOCB Mount Pleasant SC 487,704 0.77 4.90 3.43 68.32 0.39 0.16 14.14 24.10
Southeastern Banking Corporation SEBC Darien GA 414,052 1.61 12.43 5.18 57.05 0.21 0.02 13.00 18.01
Southern Community Bancshares, Inc. SNCB Fayetteville GA 398,828 0.50 8.02 3.90 68.38 3.21 0.79 6.22 9.79
Tidelands Bancshares, Inc. TDBK Mount Pleasant SC 427,560 0.25 2.51 3.31 76.36 0.12 0.08 9.72 13.46
United Bancorporation of Alabama, Inc. UBAB Atmore AL 403,893 0.56 7.48 3.83 78.97 1.44 0.47 7.36 NA
Uwharrie Capital Corp UWHR Albemarle NC 394,112 0.67 8.76 3.84 81.76 NA 0.40 7.49 NA
Waccamaw Bankshares, Inc. WBNK Whiteville NC 433,986 1.00 12.99 4.01 59.07 0.10 0.09 6.95 NA
Median 426,648 0.91 10.76 3.83 65.49 0.43 0.08 8.05 12.32
Altrust Financial Services ATFS Cullman AL 437,332 1.43 18.08 3.75 62.55 0.88 0.08  10.00  15.27

Altrust Comparable Company Analysis – Market Multiples
Pricing data as of October 4, 2007; Altrust market multiples are at $17.25 repurchase price; includes publicly traded banks with between $350-$500 million in assets in the Southeast
Company Name City State
Assets
($000) Ticker
Market
Value
($M)
Price/
LTM
Earnings
Price/
Book
Price/
Tang
Book
Price/
Assets
Price/
Deposits
Bank of the Carolinas Corporation Mocksville NC 456,853 BCAR 43.5 13.9 112.1 113.8 9.49 19.2
Britton & Koontz Capital Corporation Natchez MS 371,521 BKBK 34.0 12.1 101.6 103.8 9.15 12.3
Cape Fear Bank Corporation Wilmington NC 441,342 CAPE 34.3 17.2 125.0 125.0 7.77 38.4
Carolina Bank Holdings, Inc. Greensboro NC 441,975 CLBH 35.9 12.1 132.2 132.2 8.11 27.1
CCF Holding Company Jonesboro GA 437,980 CCFH 57.0 11.7 183.8 183.8 13.04 34.7
Central Virginia Bankshares, Inc. Powhatan VA 462,372 CVBK 46.3 11.1 126.1 126.5 10.00 15.4
Coastal Banking Company, Inc. Beaufort SC 426,648 CBCO 45.2 14.4 102.4 135.9 10.59 16.5
Community First Bancorporation Seneca SC 370,168 CFOK 45.7 14.9 132.3 132.3 12.33 13.6
Cornerstone Bancshares, Inc. Chattanooga TN 424,758 CSBQ 80.9 13.8 198.1 213.8 19.02 28.7
F & M Bank Corp. Timberville VA 381,855 FMBM 78.0 17.2 201.7 222.7 20.41 13.5
Fauquier Bankshares, Inc. Warrenton VA 486,028 FBSS 72.5 13.6 178.5 178.5 14.78 38.6
First Bancshares, Inc. Hattiesburg MS 473,598 FBMS 64.4 18.4 194.2 NA 13.59 17.4
First Century Bankshares, Inc. Bluefield WV 429,365 FCBS 51.4 11.3 130.1 149.8 11.97 16.0
First South Bancorp, Inc. Spartanburg SC 367,507 FSBS 53.0 14.6 141.1 141.1 14.41 12.0
First Trust Bank Charlotte NC 390,076 NCFT 68.2 17.8 201.3 201.3 17.49 19.5
Georgia Bancshares, Inc. Peachtree City GA 374,952 GABA 45.7 14.6 170.3 170.3 12.26 11.6
Georgia-Carolina Bancshares, Inc. Augusta GA 433,502 GECR 44.9 14.0 132.9 132.9 10.34 18.7
Greer Bancshares Incorporated Greer SC 351,997 GRBS 44.7 17.7 198.2 198.2 12.68 13.0
Habersham Bancorp Cornelia GA 496,403 HABC 48.1 10.3 85.8 92.5 9.69 20.1
HCSB Financial Corporation Loris SC 397,173 HCFB 75.0 33.3 259.7 259.7 18.88 13.0
Highlands Bankshares, Inc. Petersburg WV 377,086 HBSI 50.1 11.0 129.8 140.6 13.28 11.9
MidCarolina Financial Corporation Burlington NC 450,733 MCFI 64.5 18.0 263.9 263.9 14.46 15.1
Monarch Financial Holdings, Inc. Chesapeake VA 427,516 MNRK 62.8 18.3 176.6 176.6 14.98 22.4
Provident Community Bancshares, Inc. Rock Hill SC 389,673 PCBS 38.2 14.6 147.7 170.5 9.83 22.7
Southcoast Financial Corporation Mount Pleasant SC 487,704 SOCB 100.2 29.5 145.4 145.4 20.55 15.2
Southeastern Banking Corporation Darien GA 414,052 SEBC 85.0 13.0 154.4 155.8 20.23 28.4
Southern Community Bancshares, Inc. Fayetteville GA 398,828 SNCB 35.0 18.5 141.1 141.1 8.78 14.5
Tidelands Bancshares, Inc. Mount Pleasant SC 427,560 TDBK 56.1 54.6 134.9 134.9 13.11 17.8
United Bancorporation of Alabama, Inc. Atmore AL 403,893 UBAB 38.6 15.9 118.8 122.5 9.00 12.0
Uwharrie Capital Corp Albemarle NC 394,112 UWHR 43.7 17.1 144.8 149.6 11.18 25.0
Waccamaw Bankshares, Inc. Whiteville NC 433,986 WBNK 69.5 17.8 214.0 240.1 16.04 35.1
Maximum 496,403 100.2 54.6 263.9 263.9 20.55 38.6
Minimum 351,997 34.0 10.3 85.8 92.5 7.77 11.6
Median 426,648 50.1 14.6  144.8 147.5 12.68 17.4
ATFS at $17.25/Per Share Cullman AL 437,332 ATFS 96.1 15.4 195.1 219.3 21.97 29.4

Altrust Comparable Company Analysis – Performance Ratios
Data as of June 30, 2007; includes banks with >1% ROA and between $350-500 million in assets
Company Name Ticker City State
Total
Assets
($000) ROAA ROAE NIM
Efficiency
Ratio
NPAs/
Assets
NCOs/
Avg
Loans
Tangible
Equity/
Tangible
Assets
Tier 1
Ratio
CCF Holding Company CCFH Jonesboro GA 437,980 1.20 17.68 4.76 61.44 1.88 0.08 7.09 10.31
Cornerstone Bancshares, Inc. CSBQ Chattanooga TN 424,758 1.66 16.08 5.65 53.43 0.10 0.17 8.96 NA
F & M Bank Corp. FMBM Timberville VA 381,855 1.22 11.89 3.89 59.86 0.46 0.04 9.26 13.00
Fauquier Bankshares, Inc. FBSS Warrenton VA 486,028 1.08 13.66 4.11 66.85 0.21 0.08 8.28 11.71
First Century Bankshares, Inc. FCBS Bluefield WV 429,365 1.10 11.89 4.13 65.49 NA 0.06 8.09 11.35
First South Bancorp, Inc. FSBS Spartanburg SC 367,507 1.03 10.13 4.12 53.74 NA 0.40 10.21 13.53
First Trust Bank NCFT Charlotte NC 390,076 1.11 12.65 3.67 50.72 0.00 0.01 8.69 NA
Georgia Bancshares, Inc. GABA Peachtree City GA 374,952 1.11 13.07 4.33 61.05 NA 0.05 7.77 NA
Highlands Bankshares, Inc. HBSI Petersburg WV 377,086 1.27 12.21 4.89 56.74 0.12 0.10 9.52 12.99
MidCarolina Financial Corporation MCFI Burlington NC 450,733 1.01 15.34 3.16 59.99 0.58 0.03 6.49 10.22
Southeastern Banking Corporation SEBC Darien GA 414,052 1.61 12.43 5.18 57.05 0.21 0.02 13.00 18.01
Waccamaw Bankshares, Inc. WBNK Whiteville NC 433,986 1.00 12.99 4.01 59.07 0.10 0.09 6.95 NA
Median 419,405 1.11 12.82  4.13  59.47  0.21 0.07 8.49  12.35
Altrust Financial Services ATFS Cullman AL 437,332  1.43  18.08 3.75 62.55 0.88  0.08  10.00 15.27

Altrust Comparable Company Analysis – Market Multiples
Company Name City State
Assets
($000) Ticker
Market
Value
($M)
Price/
LTM
Earnings
Price/
Book
Price/
Tang
Book
Price/
Assets
Price/
Deposits
CCF Holding Company Jonesboro GA 437,980 CCFH 57.0 11.7 183.8 183.8 13.04 34.7
Cornerstone Bancshares, Inc. Chattanooga TN 424,758 CSBQ 80.9 13.8 198.1 213.8 19.02 28.7
F & M Bank Corp. Timberville VA 381,855 FMBM 78.0 17.2 201.7 222.7 20.41 13.5
Fauquier Bankshares, Inc. Warrenton VA 486,028 FBSS 72.5 13.6 178.5 178.5 14.78 38.6
First Century Bankshares, Inc. Bluefield WV 429,365 FCBS 51.4 11.3 130.1 149.8 11.97 16.0
First South Bancorp, Inc. Spartanburg SC 367,507 FSBS 53.0 14.6 141.1 141.1 14.41 12.0
First Trust Bank Charlotte NC 390,076 NCFT 68.2 17.8 201.3 201.3 17.49 19.5
Georgia Bancshares, Inc. Peachtree City GA 374,952 GABA 45.7 14.6 170.3 170.3 12.26 11.6
Highlands Bankshares, Inc. Petersburg WV 377,086 HBSI 50.1 11.0 129.8 140.6 13.28 11.9
MidCarolina Financial Corporation Burlington NC 450,733 MCFI 64.5 18.0 263.9 263.9 14.46 15.1
Southeastern Banking Corporation Darien GA 414,052 SEBC 85.0 13.0 154.4 155.8 20.23 28.4
Waccamaw Bankshares, Inc. Whiteville NC 433,986 WBNK 69.5 17.8 214.0 240.1 16.04 35.1
Maximum 486,028 85.0 18.0 263.9 263.9 20.41 38.6
Minimum 367,507 45.7 11.0 129.8 140.6 11.97 11.6
Median 419,405 66.3 14.2 181.2 181.2 14.62 17.8
ATFS at $17.25/Per Share Cullman AL 437,332 ATFS 96.1 15.4 195.1 219.3 21.97 29.4
Financial data as of June 30, 200; Pricing data as of October 4, 2007; Altrust market multiples are at $17.25 repurchase price
Includes banks with $350-500 million in assets in the southeast with greater than or equal 1% ROA

Altrust Comparable Company Analysis – Performance Ratios
Data as of June 30, 2007; includes banks with >1.25% ROA and between $350-500 million in assets
Company Name Ticker City State
Total
Assets
($000) ROAA ROAE NIM
Efficiency
Ratio
NPAs/
Assets
NCOs/
Avg
Loans
Tangible
Equity/
Tangible
Assets
Tier 1
Ratio
Bank of Southside Virginia Corporation                      Carson BSSC VA 456,849 2.33 17.21 5.35 43.29 0.04 0.03 12.78 15.35
Boyle Bancorp, Inc.                                         BYLB Danville KY 409,157 1.58 14.83 3.99 53.54 0.18 0.07 10.77 14.15
Calvin B. Taylor Bankshares, Inc.                           TYCB Berlin MD 378,758 2.01 10.72 4.81 38.07 0.00 0.00 19.35 32.30
Citizens Bancorp                                             CZBC Corvallis OR 354,579 1.61 12.00 5.17 55.23 0.45 0.01 13.57 15.30
Community Bank & Trust Company                              Wolfeboro CBNH NH 415,325 1.48 14.62 4.81 50.99 1.56 0.10 10.32 12.03
Community Bank of South Florida, Inc.                       Homestead CBKS FL 474,146 1.43 16.17 5.57 64.41 0.38 0.06 9.60 10.74
Highlands Bankshares, Inc.                                  HBSI Petersburg WV 377,086 1.27 12.21 4.89 56.74 0.12 0.10 9.52 12.99
Honat Bancorp, Inc.                                         HONT Honesdale PA 400,676 1.57 14.66 4.46 51.04 0.54 0.03 10.85 13.07
Jeffersonville Bancorp                                      JFBC Jeffersonville NY 385,960 1.26 11.97 4.31 64.74 NA -0.09 10.66 17.50
Norwood Financial Corp.                                     NWFL Honesdale PA 474,018 1.34 11.79 3.94 53.41 0.10 0.03 11.17 16.04
Orange County Trust Company                                 Middletown ORGC NY 466,151 1.53 10.46 3.88 47.96 0.26 -0.03 15.00 25.56
Southeastern Banking Corporation                            Darien SEBC GA 414,052 1.61 12.43 5.18 57.05 0.21 0.02 13.00 18.01
Union Bankshares, Inc.                                      UNB Morrisville VT 375,700 1.58 14.25 4.94 64.21 0.85 -0.01 11.10 16.00
Median 409,157 1.57 12.43  4.81  53.54  0.24 0.03  11.10    15.35
Altrust Financial Services ATFS Cullman AL 437,332 1.43 18.08 3.75 62.55 0.88 0.08 10.00 15.27

Altrust Comparable Company Analysis – Market Multiples
Financial data as of June 30, 200; Pricing data as of October 4, 2007; Altrust market multiples are at $17.25 repurchase price
Includes banks with $350-500 million in assets with greater than or equal 1.25% ROA
Company Name City State
Assets
($000) Ticker
Market
Value
($M)
Price/
LTM
Earnings
Price/
Book
Price/
Tang
Book
Price/
Assets
Price/
Deposits
Bank of Southside Virginia Corporation Carson VA 456,849 BSSC 145.1 13.8 151.0 156.8 30.06 37.3
Boyle Bancorp, Inc. Danville KY 409,157 BYLB 66.8 10.9 151.6 151.6 16.33 21.3
Calvin B. Taylor Bankshares, Inc. Berlin MD 378,758 TYCB 120.0 16.2 164.6 164.6 31.85 40.0
Citizens Bancorp Corvallis OR 354,579 CZBC 88.8 16.1 184.5 184.5 25.03 32.7
Community Bank & Trust Company Wolfeboro NH 415,325 CBNH 138.0 21.5 321.5 321.5 33.16 39.9
Community Bank of South Florida, Inc. Homestead FL 474,146 CBKS 85.1 12.9 186.0 186.0 17.56 21.4
Highlands Bankshares, Inc. Petersburg WV 377,086 HBSI 50.1 11.0 129.8 140.6 13.28 15.6
Honat Bancorp, Inc. Honesdale PA 400,676 HONT 92.9 15.4 213.7 213.7 23.19 26.6
Jeffersonville Bancorp Jeffersonville NY 385,960 JFBC 70.3 14.2 170.8 170.8 18.20 22.1
Norwood Financial Corp. Honesdale PA 474,018 NWFL 85.3 14.4 160.7 161.2 18.01 22.8
Orange County Trust Company Middletown NY 466,151 ORGC 91.8 13.2 133.6 133.6 19.98 31.50
Southeastern Banking Corporation Darien GA 414,052 SEBC 85.0 13.0 154.4 155.8 20.23 24.45
Union Bankshares, Inc. Morrisville VT 375,700 UNB 94.0 15.8 225.5 225.5 25.03 30.42
Maximum 474,146 145.12   21.5         321.5    321.5    33.2      40.0
Minimum 354,579 50.08     10.9         129.8    133.6    13.3      15.6
Median 409,157 88.75     14.2         164.6    164.6    20.2      26.6
ATFS at $17.25/Per Share Cullman AL 437,332 ATFS 96.07     15.4         195.1    219.3    22.0      29.4

Comparable Transaction Analysis - Southeast
Buyer State
Assets
($000) Seller City State
Assets
($000)
Announce
Date
Deal
Value
($M)
Price/
LTM
Earnings
Price/
Book
Price/
Tang
Book
Price/
Assets
Price/
Deposits
Franch
Prem/
Core Deps
Renasant Corporation MS 2,611,356 Capital Bancorp, Inc. Nashville TN 564,442 02/05/2007 136.1 31.42 370.9 370.9 24.12 27.76 21.16
United Community Banks, Inc. GA 6,331,136 Southern Bancorp, Inc. Marietta GA 328,869 09/05/2006 66.1 19.86 353.0 353.0 20.09 12.82 7.85
IBERIABANK Corporation LA 2,977,609 Pulaski Investment Corp Little Rock AR 471,631 08/09/2006 130.0 20.54 324.8 334.3 27.56 21.87 15.34
First Charter Corporation NC 4,283,356 GBC Bancorp, Inc. Lawrenceville GA 418,322 06/01/2006 101.3 14.27 245.3 245.3 24.21 35.33 42.96
Alabama National BanCorp AL 6,085,284 PB Financial Services Corp Duluth GA 517,013 05/24/2006 128.8 20.92 340.9 340.9 24.91 17.84 12.28
Banc Corporation AL 1,431,967 Community Bancshares, Inc. Blountsville AL 576,296 04/29/2006 96.5 56.09 207.7 222.9 16.75 18.63 8.81
Mercantile Bankshares Corp MD 16,421,729 James Monroe Bancorp, Inc. Arlington VA 529,921 03/27/2006 143.8 32.67 330.8 330.8 27.13 29.64 NA
Liberty Bancshares, Inc. AR 1,276,615 Russellville Bancshares, Inc. Jonesboro AR 523,470 08/17/2005 24.5 13.59 224.5 287.0 17.22 9.87 1.45
BancorpSouth, Inc. MS 10,831,291 American State Bank Corp Jonesboro AR 341,803 08/10/2005 50.0 25.05 232.7 232.7 14.63 NA NA
Capital Bank Corporation NC 887,312 1st State Bancorp, Inc. Burlington NC 372,753 06/29/2005 114.6 30.20 166.7 166.7 30.75 35.90 NA
First Citizens Bancorporation, In SC 4,533,651 Summit Financial Corporation Greenville SC 320,938 03/07/2005 110.0 24.44 266.7 268.0 34.28 37.86 32.32
First National Security Company AR 506,097 First Community Banking Corp Hot Springs AR 375,809 03/01/2005 89.7 19.68 200.0 202.1 23.88 24.33 9.42
Maximum 576,296 143.8   56.09       370.9 370.9 34.28     37.86      42.96
Minimum 320,938 24.5     13.59       166.7 166.7 14.63     9.87        1.45
Median 418,322 105.7   22.68       256.0 277.5 24.17     24.33      12.28
Altrust Financial Services, Inc. Cullman AL 437,332 96.1     15.40       195.1 219.3 21.97     29.35      17.49

Comparable Transaction Analysis – Southeast - Performance
Seller Name Target City
Seller
State
Seller
Assets
($000)
Seller
ROAA
Seller
ROAE
Seller
Efficiency
Ratio
Seller
NPAs/
Assets
Seller
Equity/
Assets
Seller
Tangible
Equity/
Assets
PB Financial Services Corporation Duluth GA 517,013 1.43 19.52 49.88 NA 7.07 7.07
Community Bancshares, Inc. Blountsville AL 576,296 0.04 0.50 86.80 1.22 7.50 7.02
American State Bank Corporation Jonesboro AR 341,803 0.57 8.87 73.15 0.15 6.29 6.29
1st State Bancorp, Inc. Burlington NC 372,753 0.93 5.26 58.07 0.75 17.37 17.37
GBC Bancorp, Inc. Lawrenceville GA 418,322 1.57 18.63 43.01 NA 8.23 8.23
Summit Financial Corporation Greenville SC 320,938 1.36 12.81 53.86 0.23 11.61 11.56
First Community Banking Corporation Hot Springs AR 375,809 1.21 10.23 53.36 0.13 11.94 11.83
Pulaski Investment Corporation Little Rock AR 471,631 1.41 17.49 79.67 0.36 8.49 8.26
Russellville Bancshares, Inc. Jonesboro AR 523,470 1.35 17.48 47.83 1.34 7.67 6.10
James Monroe Bancorp, Inc. Arlington VA 529,921 0.86 11.04 61.11 0.04 7.48 7.48
Bank of the South Mount Juliet TN 354,486 0.81 8.69 69.46 0.15 9.33 7.62
Capital Bancorp, Inc. Nashville TN 564,442 0.82 13.45 63.35 NA 6.20 6.20
Southern Bancorp, Inc. Marietta GA 328,869 1.84 26.23 53.05 1.70 6.96 6.96
Median 418,322 1.21 12.81 58.07 0.30 7.67 7.48
Altrust Financial Services Cullman AL 437,332 1.43 18.08 62.55 0.88 11.11 10.00

Proforma Balance Sheet without Repurchase
Balance Sheet
Proforma without LBO 2007 2008 2009 2010 2011
Securities 110,607 110,607 101,183 87,594 76,645
Net Loans 271,677 301,409 331,550 361,390 392,108
Other Assets 64,324 65,943 72,615 80,492 82,610
Total Assets 446,608 477,959 505,348 529,476 551,362
Total Deposits 341,922 373,669 401,655 425,758 449,853
Borrowings 53,554 47,877 41,159 34,697 29,012
Other Liabilities 3,796 4,062 4,295 4,500 4,686
Total Liabilities 399,271 425,609 447,109 464,956 483,552
Total Equity 51,133 56,413 62,534 69,021 72,497
Capital Ratios
Equity/ Assets 11.45           11.80           12.37           13.04           13.15
Tang Equity/ Tang Assets 10.39           10.84           11.50           12.23           12.40
Tier 1 Ratio 15.82           16.45           17.38           18.43           18.67
Leverage Ratio 10.92           11.71           12.28           12.96           13.08

Proforma Balance Sheet with Repurchase
Balance Sheet Proforma
Proforma with LBO 2007 Adjustments 2007 2008 2009 2010 2011
Securities 110,607 6,000 116,607 116,607 106,943 92,922 81,307
Net Loans 271,811 0 271,811 301,409 331,550 361,390 392,108
Other Assets 64,324 0 64,324 65,943 72,615 80,492 82,610
Total Assets 446,742 6,000 452,742 483,959 511,108 534,804 556,024
Total Deposits 341,922 0 341,922 373,669 401,655 425,758 449,853
Borrowings 49,839 18,000 67,839 61,764 54,575 47,480 40,948
Other Liabilities 3,848 0 3,848 4,113 4,344 4,546 4,726
Total Liabilities 395,609 18,000 413,609 439,546 460,574 477,783 495,528
Total Equity 51,133 (12,000) 39,133 44,413 50,534 57,021 60,497
Capital Ratios
Equity/ Assets 11.45           8.64             9.18             9.89             10.66           10.88
Tang Equity/ Tang Assets 10.38           7.56             8.20             9.00             9.85             10.12
Tier 1 Ratio 15.81           16.18           17.32           18.32           19.90           20.10
Leverage Ratio 10.91           11.24           12.32           12.93           13.98           14.06

Proforma Income Statement without Repurchase
Income Statement
Proforma without LBO    2007 2008  2009  2010   2011
Net Interest Income 14,696 15,134 16,695 17,952 19,062
Non-Interest Income 11,500 12,650 13,472 14,011 14,572
Non-Interest Expense (16,389) (16,876) (18,130) (19,479) (20,638)
Pretax Income 9,807 10,908 12,037 12,485 12,996
Tax (3,208) (3,686) (4,067) (4,219) (4,391)
Net Income 6,599 7,222 7,969 8,266 8,605
GAAP EPS 1.18 1.30 1.41 1.43 1.47
Performance Ratios
NIM 3.84 3.93 4.07 4.20 4.28
Efficiency Ratio 61.29 58.99 58.35 59.11 59.47
ROAA 1.50 1.56 1.62 1.60 1.59
ROAE 13.98 13.43 13.40 12.57 12.16
ROATE 15.75 14.85 14.63 13.56 13.02
Book Value per Share 9.32 12.13 13.17 14.23 14.63
Tangible Book Value per Share 8.36 11.02 12.12 13.23 13.69
Dividend Payout Ratio 27.12 24.68 22.74 22.33 68.24

Proforma Income Statement with Repurchase
* Performance ratios and per share information has been tax affected
Income Statement
Proforma with LBO  2007  2008  2009  2010  2011
Net Interest Income 14,378 14,097 15,663 16,926 18,044
Non-Interest Income 11,500 12,650 13,472 14,011 14,572
Non-Interest Expense (16,389) (16,876) (18,130) (19,479) (20,638)
Pretax Income 9,490 9,871 11,005 11,459 11,978
Tax (3,101) - - - -
Net Income 6,389 9,871 11,005 11,459 11,978
GAAP EPS 1.15 2.03 2.22 2.26 2.31
Performance Ratios*
NIM 3.84 3.62 3.78 3.92 4.03
Efficiency Ratio 61.29 58.53 57.92 58.70 59.06
ROAA 1.45 1.37 1.44 1.42 1.43
ROAE 13.54 15.36 15.07 13.85 13.25
ROATE 15.25 17.51 16.84 15.22 14.40
Book Value per Share 9.32 8.17 9.27 10.34 11.43
Tangible Book Value per Share 8.36 7.07 8.20 9.32 10.46
Dividend Payout Ratio 27.98 45.17 43.24 42.37 70.84